ASSUMPTION

             TEL-SAVE HOLDINGS, INC., a Delaware corporation (the "Company"), HEREBY assumes the obligations of Shared Technologies Fairchild Inc., a Delaware corporation ("STF"), under the attached Common Stock [Purchase] Warrant (the "Warrant") issued to __________ (the "Warrantholder") on _________, 19__ by Shared Technologies Inc., a Delaware corporation, which, as the surviving corporation after its merger with Fairchild Industries, Inc., a Delaware corporation, was renamed Shared Technologies Fairchild, Inc.

             The Company HEREBY FURTHER agrees that the Warrant shall hereafter constitute the right to acquire the number of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company equal to the product of [the Exchange Ratio] (as defined below) and _____, the number of shares of common stock, par value $.004 per share (the "STF Common Stock"), of STF formerly subject to the Warrant (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

             The Company HEREBY FURTHER agrees that the Warrant shall hereafter constitute the right to acquire such number of shares of Common Stock at a price per share equal to the aggregate exercise price for such shares of STF Common Stock for which the Warrant was formerly exercisable (the product of $_____ and _____, or $_____) divided by the number of full shares of Common Stock deemed to be purchasable pursuant to the Warrant; provided, however, that the number of shares of Common Stock that may be purchased upon exercise of the Warrant shall not include any fractional shares and, upon the last such exercise of the Warrant, a cash payment shall be made for any fractional shares based upon the per share average of the highest and lowest sale price of Common Stock on the Nasdaq National Market on the date of such exercise.


                                                  TEL-SAVE HOLDINGS, INC.



Date:          , 1997                             By:
                                                      --------------------------
                                                      Name:
                                                      Title:

           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
                   EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
                 TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT
           -----------------------------------------------------------


        Warrant No. ___                                   No. of Shares:  ______
                                                         (subject to adjustment)
        Date of Issuance:                                 ___________, 199_


                            SHARED TECHNOLOGIES INC.

                        Common Stock [Purchase] Warrant1
                        --------------------------------

                         (Void after ____________, ____)


             Shared Technologies Inc. (the "Company"), for value received, hereby certifies that ______________________, or his registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the date hereof and on or before __________, ____ (the "Exercise Period") at not later than 5:00 p.m. (Boston, Massachusetts time), _______ shares of Common stock, $0.004 par value per share, of the Company ("Common Stock") (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such Common Stock)[, at a purchase price per share of $_____. The number of shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively].

             1.    Exercise.

             (a) This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the [purchase form/form of subscription] attached hereto as Exhibit 1 duly executed) at the principal office of the Company [and by the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Purchase Price multiplied by the number of shares then being purchased]. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof within fifteen (15) days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with

------------------------
     1 Some Warrants only permit cashless exercise.

respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such fifteen (15) day period.

             (b) Conversion.2 The Holder may convert this Warrant (the "Conversion Right"), in whole or in part, into the number of shares of Common Stock of the Company calculated pursuant to the following formula by surrendering this Warrant at the principal office of the Company together with a demand for conversion ("Conversion Demand") specifying the number of shares of Common Stock of the Company, the right to purchase which the Holder desires to convert:

                                                               Y(A-B)
                                                               ------
                                                          X  =    A

                  where:                    X =  the  number of shares of Common
                                                 Stock  to  be   issued  to  the
                                                 holder;

                                            Y =  the  number of shares of Common
                                                 Stock  subject to this  Warrant
                                                 for which the Conversion  Right
                                                 is being exercised;

                                            A =  the  fair  market  value of one
                                                 share of Common Stock; and

                                            B =  the Purchase Price.

             As used herein, the fair market value of a share of Common Stock shall mean with respect to each share of Common Stock the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the NASDAQ National Market System, or if not then listed or traded on any such exchange or system, the bid price per share on the NASDAQ Small-Cap Market, averaged over the thirty (30) trading days consisting of the day as of which the current fair market value of Common Stock is being determined (which day shall be the date two (2) days prior to which the Conversion Demand is, as applicable, delivered by hand, telecopied, placed in the mails or delivered to a private courier) and the twenty-nine (29) consecutive business days prior to such day. If at any time such quotations are not available, the current fair market value of a share of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined


------------------------

     2 Warrants which do not provide for cashless exercise do not include this provision. Warrants which only provide for cashless exercise also use the formula in this provision, albeit with different variables, to determine the number of shares of Common Stock that the Holder may obtain. Those warrants use "Base Number of Shares" and "Base Index" in place of "Warrant Stock" and "Purchase Price," respectively.

in good faith by the Board of Directors of the Company, unless (i) the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of a share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share of Common Stock pursuant to the Company's acquisition; or (ii) the Holder shall exercise its Conversion Right to purchase such shares within fifteen (15) days prior to the closing date of the initial underwritten public offering of the Company's Common Stock pursuant to a registration statement filed under the Act, in which case, the fair market value of a share of Common Stock shall be the price per share at which all registered shares are sold to the public in such offering. The Company agrees that the shares so converted shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business or the date on which this Warrant shall have been surrendered as aforesaid. In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the holder hereof within fifteen (15) days thereafter and, unless this Warrant has been fully converted or expired, a new warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been converted, shall also be issued to the holder hereof within such fifteen (15) day period. Exercise of the foregoing Conversion Rights shall be deemed an exercise of this Warrant for all purposes hereunder. Any adjustments in the Purchase Price or number or type of securities or other property which the Holder is entitled to receive upon exercise of this Warrant shall also apply mutatis mutandis to the Conversion Rights provided for herein.

             2.    Anti-Dilution Provisions.3

                  (a)   Adjustment for Recapitalization.  If  outstanding shares
of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

             (b) Adjustment for Reorganization, Consolidation, Merger, Etc. If there shall occur any capital reorganization or reclassification of the Company Common Stock (other than a change in par value or a subdivision or combination as provided for in


------------------------

     3 Warrants which only provide for cashless exercise contain a similar provision adjusting the Base Index under certain circumstances.

Subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

             (c) Adjustments for Sale of Shares of Common Stock Below Purchase Price.4

                   (i)   Special Definitions.  For purposes of  this  Subsection

             2(c), the following definitions shall apply:

                               (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (collectively, "Rights"), excluding
             (1) up to 536,239 Rights granted to employees or consultants of the Company pursuant to an option plan adopted by the Board of
             Directors (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (2) Rights granted by the Company on or prior to the Original Issue Date.

                               (B) "Original  Issue Date" shall mean  _________,
             199_.

                               (C)  "Convertible   Securities"  shall  mean  any
             evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                               (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 2 (c) (iii) below, deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable:


------------------------

     4Some Warrants do not contain this provision.

                                  (1) by  reason  of a  dividend,  stock  split,
                 split-up or other distribution on shares of Common Stock issued (or pursuant to Subsection 2(c)(iii) below deemed to be issued) by the Company after the Original Issue Date; or

                                  (2) pursuant to or upon the exercise of Rights
                 excluded  from the  definition  of  "Option"  in  Subsection  2
                 (c)(i)(A).

                               (E) "Warrant Holders" shall mean the holder of this Warrant and the holders of all other Warrants, from time to time, issued in connection with _____________________ Agreement (the "__________ Agreement") dated the date hereof by and among the Company, ______________________________________, and executed and delivered simultaneously with this Warrant, for so long as such holders shall hold the Warrants issued pursuant to the ___________ Agreement.

                               (ii) No Adjustment of Purchase Price. No adjustment in the number of shares of Common Stock into which the Warrant is exercisable shall be made by adjustment in the applicable Purchase Price thereof; (a) unless the consideration per share (determined pursuant to Subsection 2(c)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Purchase Price in effect on the date of, and immediately prior to, the issue of such Additiona1 Shares of Common Stock, or (b) if prior to such issuance, the Company receives written notice from the holders of at least a majority of the then Warrant Holders agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                               (iii)  Issue  of   Securities   Deemed  Issue  of
             Additional Shares of Common Stock.

                               (A) If the  Company  at any time or from  time to
             time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) usable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion of exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business onsuch record date, provided that Additional Shares of Common

                                       -5

             Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 2(c)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Purchase Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be.

                               (B) No further  adjustment in the Purchase  Price
             shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                               (C) If such Options or Convertible  Securities by
             their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Purchase Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities.

                               (D) No readjustment  pursuant to clause (C) above
             shall have the effect of increasing the Purchase Price to an amount which exceeds the lower of (1) the Purchase Price on the original adjustment date, or (2) the Purchase Price that resulted from any other issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                               (E) Upon the  expiration  or  termination  of any
             unexercised Option, the Purchase Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Purchase Price.

                               (F) In the event of any  change in the  number of
             shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Purchase Price then in effect shall forthwith be readjusted to such Purchase Price as would have been obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such option or Convertible Security.

                        (iv) Adjustment of Purchase Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 2 (c)(iii), but excluding shares issued upon a stock split or combination or as a dividend or distribution as provided in Subsection 2(a)), without consideration or for a consideration per share less than the applicable Purchase Price in effect on the date of and immediately prior to such issue, then, and in such event, such Purchase Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent)  determined by multiplying such Purchase Price by a fraction,
             (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Purchase Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 2 (c) (iv), all shares of Common Stock issuable upon exercise of the Warrants outstanding immediately prior to such issue shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Subsection 2(c)(iii) (other than shares excluded from the definition of "Additional Shares of Common Stock"), such Additional Shares of Common Stock shall be deemed to be outstanding.

                        Notwithstanding  the foregoing,  the applicable Purchase
             Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

                        (v) Determination of Consideration. For purposes of this
             Subsection 2(c), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                               (A) Cash and Property. Such consideration shall:

                                   (1)  insofar  as  it  consists  of  cash,  be
                        computed at the aggregate of cash received by the Company, excluding amounts or payable for accrued interest or accrued dividends;

                                   (2) insofar as it consists of property  other
                        than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                   (3) in the event Additional  Shares of Common
                        Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

                               (B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 2(c) (iii) relating to Options and Convertible Securities shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible
             Securities, or in the case of Options for Common Stock, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

             (d) Certificate as to Adjustments.5 When any adjustment is required to be made in the Purchase Price, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by two executive officers of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall forthwith mail to each Registered Holder a copy of such certificate. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 2.

             3. Fractional Shares.6 The Company shall not be required upon the exercise of this Warrant to issue any fractional shares. In lieu of delivering such fractional interest, the Company shall pay an amount to the Holder equal to the fair market value of such fractional interest as of the date of exercise.


------------------------

     5Some Warrants do not contain this provision.

     6Some Warrants do not contain this provision.

             4. Limitation on Sales, etc.7 Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable Blue Sky or state securities law then in effect, or
(b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

             Notwithstanding the foregoing, the Registered Holder may require the Company to issue a certificate representing the Warrant Stock without a legend in substitution for a legended certificate representing the Warrant Stock if either (i) such Warrant Stock has been registered for resale under the Act or
(ii) the Registered Holder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Stock.

             5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

             6. Liquidating Dividends.8 If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Stock purchased upon such exercise, the Liquidating Dividend which would have been paid to such Registered Holder if he had been the owner of record of such shares of Warrant Stock immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distributions are to be determined.

             7. Notices of Record Date, etc.9 In case:

------------------------

     7 Warrants which only provide for cashless exercise include provisions granting "Registration Rights" to those Warrant Holders.

     8 Some Warrants do not contain this provision.

     9 Some Warrants do not contain this provision.

             (a) the Company shall choose a date on which a record is to be taken of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

             (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

             (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ____ days prior to the record date or effective date for the event specified in such notice.

             8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

             9. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principa1 office of the Company, the Company will, subject to the provisions of
Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

                  10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

             11. Transfers, etc.

             (a) The Company will maintain a register (the "Warrent Register") containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its or his address as shown on the Warrant Register by written notice to the Company requesting such change.

             (b) Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit 2 hereto) at the principal office of the Company. 10

             (c) Until any transfer of this Warrant is made in the Warrant Register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

             12. Mailing of Notices, etc.11 All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

             13. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

             14. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

------------------------

     10 Some Warrants further limit transfer to no more than ten transferees in the aggregate.

     11 Some Warrants also include personal delivery, telegraph, facsimile transmission and telex as appropriate means of providing notices to Holders.

             15. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

             16. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of Delaware 12 [without regard to conflict-of-laws principles which would require the application of the laws of another jurisdiction].13

----------

     12 Some Warrants provide that the laws of the Commonwealth of Massachusetts apply.

     13 Some Warrants do not include the bracketed portion in this provision.

             IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and issued by its officers thereunto duly authorized as of this __th day of _________, 199_.


          [Corporate Seal]                             SHARED TECHNOLOGIES INC.



                                                       By:
                                                          ---------------------
                                                          Vincent DiVincenzo
                                                          Senior Vice President
                                                          100 Great Meadow Road
                                                          Suite 104
                                                          Wethersfield, CT 06109


          ATTEST:


          ---------------------------
          Kenneth M. Dorros, Secretary